United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2004

Summa Industries

(Exact name of registrant as specified in its charter)

Delaware	1-7755	95-1240978
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (310) 792-7024

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On October 21, 2004, the Company issued a news release reporting the declaration of a cash dividend by the Company’s Board of Directors.  Stockholders of record on November 29, 2004 shall be entitled to receive a cash dividend equal to $0.06 per share of the Company’s Common Stock, payable on or about December 10, 2004.  A copy of the news release is attached to this Current Report as Exhibit 99.1.

On October 21, 2004, the Company issued a news release reporting the adoption of a stock repurchase plan by the Company’s Board of Directors.  The stock repurchase plan directs the Company to repurchase shares of the Company’s outstanding Common Stock from time to time until repurchases under the plan aggregate $2,000,000.00.  A copy of the news release is attached to this Current Report as Exhibit 99.2.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibit attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.                              Exhibits.

(c)           Exhibits.

Exhibit	Description

99.1	News Release of the Company Regarding Declaration of Cash Dividend

99.2	News Release of the Company Regarding Adoption of Stock Repurchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMA INDUSTRIES,
a Delaware corporation

Date: October 21, 2004	By:	/s/ James R. Swartwout
James R. Swartwout
President